Exhibit 10.1

AMENDMENT NO. 1
TO STERIS CORPORATION
DEFERRED COMPENSATION PLAN DOCUMENT
(as Amended and Restated Effective January 1, 2009)

WHEREAS, STERIS Corporation has adopted the STERIS Corporation Deferred Compensation Plan Document (as Amended and restated Effective January 1, 2009), and desires to further amend the Plan;

NOW, THEREFORE, the Plan is amended as of the date of execution specified below as follows:

1.	A new Section 17.9 is added to the Plan providing as follows:

“17.9 Compensation Deferral Freeze
Notwithstanding anything to the contrary contained herein, Employees, including but not limited to Active Participants and Participants, may not defer, and no Participant Deferral Credits shall be given for (i) base salary otherwise payable to them in calendar year 2012 or any succeeding calendar year or (ii) commissions, bonuses or other Performance Based Compensation otherwise payable to them in respect of the 2013 fiscal year or of any succeeding fiscal year.”

2.	Terms used herein that are defined in the Plan shall have the meanings specified in the Plan.

3.	Except as modified hereby, the STERIS Corporation Deferred Compensation Plan Document (as Amended and Restated Effective January 1, 2009) shall remain in full force and effect.

IN WITNESS WHEREOF, STERIS has caused this Amendment No. 1 to be executed this 4th day of November, 2011.

STERIS Corporation

By: /s/ William L. Aamoth
William L. Aamoth,
Vice President and Corporate Treasurer